                                                           EXHIBIT 23.1




                       Consent of Independent Auditors

The Board of Directors
FiberMark, Inc.:


We consent to the incorporation by reference in this registration statement of FiberMark, Inc. on Form S-3 of our report dated December 31, 1996 on our audit of the financial statements of CPG Investors Inc. and subsidiaries as of October 31, 1996 and for the year then ended. We also consent to the reference to our firm under the caption "Experts".

                                            /s/ KPMG Peat Marwick LLP


Richmond Virginia
December 10, 1997